CHIMICLES, BURT & JACOBSEN                    THIS IS NOT AN ARBITRATION
BY:  NICHOLAS E. CHIMICLES, ESQUIRE           CASE.  ASSESSMENT OF
     STEVEN A. SCHWARTZ, ESQUIRE              DAMAGES HEARING IS
ATTORNEY I.D. NOS. 17928 and 50579            REQUIRED.
One Haverford Center
361 West Lancaster Avenue                     Attorneys for the
Haverford, PA  19041                          Representative Plaintiff
(215) 642-8500                                Peter Cordaro and the
                                              Class Plaintiffs

                                              (Names of Additional
                                              Counsel on Back Page)
- ----------------------------------------
PETER CORDARO,                          :
920 Ilse Court                          :
North Bellmore, NY  11710,              :
                                        :
                  Plaintiff,            :
                                        :
             v.                         :
                                        :
HUBERT J.B. SCHOEMAKER                  :     COURT OF COMMON PLEAS
c/o CENTOCOR, INC.                      :     CHESTER COUNTY
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
STELIOS PAPADOPOULOS                    :     CIVIL ACTION
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :     NO.   93-11719
Malvern, PA 19355,                      :         ------------
                                        :
MARC FELDMANN                           :
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
DAVID GOLDEN                            :     CLASS ACTION
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
CENTOCOR, INC.                          :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
TOCOR II, INC.                          :
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
                 Defendants.            :
                                        :
- ----------------------------------------

                              ENTRY OF APPEARANCE
                              -------------------

CHIMICLES, BURT & JACOBSEN                    THIS IS NOT AN ARBITRATION
BY:  NICHOLAS E. CHIMICLES, ESQUIRE           CASE.  ASSESSMENT OF
     STEVEN A. SCHWARTZ, ESQUIRE              DAMAGES HEARING IS
ATTORNEY I.D. NOS. 17928 and 50579            REQUIRED.
One Haverford Center
361 West Lancaster Avenue                     Attorneys for the
Haverford, PA  19041                          Representative Plaintiff
(215) 642-8500                                Peter Cordaro and the
                                              Class Plaintiffs

                                              (Names of Additional
                                              Counsel on Back Page)

- ----------------------------------------
PETER CORDARO,                          :
920 Ilse Court                          :
North Bellmore, NY  11710,              :
                                        :
               Plaintiff,               :
                                        :
             v.                         :
                                        :
HUBERT J.B. SCHOEMAKER                  :     COURT OF COMMON PLEAS
c/o CENTOCOR, INC.                      :     CHESTER COUNTY
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
STELIOS PAPADOPOULOS                    :     CIVIL ACTION
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :     NO.   93-11719
Malvern, PA 19355,                      :         ------------
                                        :
MARC FELDMANN                           :
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
DAVID GOLDEN                            :     CLASS ACTION
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
CENTOCOR, INC.                          :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
TOCOR II, INC.                          :
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
               Defendants.              :
                                        :
- ----------------------------------------

                                NOTICE TO DEFEND
                                ----------------

     You have been sued in court. If you wish to defend against the claims set forth in the following pages, you must take action within twenty (20) days after this complaint and notice are served, by entering a written appearance personally or by attorney and filing in writing with the court your defenses or objections to the claims set forth against you. You are warned that if you fail to do so the case may proceed without you and a judgment may be entered against you by the court without further notice for any money claimed in the complaint or for any other claim or relief requested by the plaintiff. You may lose money or property or other rights important to you.

     YOU SHOULD TAKE THIS PAPER TO YOUR LAWYER AT ONCE. IF YOU DO NOT HAVE A LAWYER OR CANNOT AFFORD ONE, GO TO OR TELEPHONE THE OFFICE SET FORTH BELOW TO FIND OUT WHERE YOU CAN GET LEGAL HELP.

LAWYER REFERENCE AND INFORMATION SERVICE
CHESTER COUNTY BAR ASSOCIATION
15 West Gay Street
West Chester, PA  19380
(215) 696-5094

CHIMICLES, BURT & JACOBSEN                    THIS IS NOT AN ARBITRATION
BY:  NICHOLAS E. CHIMICLES, ESQUIRE           CASE.  ASSESSMENT OF
     STEVEN A. SCHWARTZ, ESQUIRE              DAMAGES HEARING IS
ATTORNEY I.D. NOS. 17928 and 50579            REQUIRED.
One Haverford Center
361 West Lancaster Avenue                     Attorneys for the
Haverford, PA  19041                          Representative Plaintiff
(215) 642-8500                                Peter Cordaro and the
                                              Class Plaintiffs

                                              (Names of Additional
                                              Counsel on Back Page)
- ----------------------------------------
PETER CORDARO,                          :
920 Ilse Court                          :
North Bellmore, NY  11710,              :
                                        :
                Plaintiff,              :
                                        :
             v.                         :
                                        :
HUBERT J.B. SCHOEMAKER                  :     COURT OF COMMON PLEAS
c/o CENTOCOR, INC.                      :     CHESTER COUNTY
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
STELIOS PAPADOPOULOS                    :     CIVIL ACTION
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :     NO.    93-11719
Malvern, PA 19355,                      :         -------------
                                        :
MARC FELDMANN                           :
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
DAVID GOLDEN                            :     CLASS ACTION
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
CENTOCOR, INC.                          :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
TOCOR II, INC.                          :
c/o CENTOCOR, INC.                      :
200 Great Valley Parkway                :
Malvern, PA 19355,                      :
                                        :
               Defendants.              :
                                        :
- ----------------------------------------

                            CLASS ACTION COMPLAINT
                            ----------------------

        Plaintiff, by his attorney, alleges upon knowledge with respect to himself and his own acts and upon information and belief based, in part, on the investigation of counsel and publicly available reports, statements and information as to all matters as follows:


                         NATURE OF THE CASE
                         ------------------

     1. This action seeks to enjoin the consummation of, or in the alternative, damages resulting from a proposed offer more fully described below, by which defendant Centocor, Inc. ("Centocor") will acquire all of the outstanding units ("Units") (described in (P) 27 below) of defendant
Tocor II, Inc. ("Tocor II") for $40 a Unit, payable in Centocor stock (the "Offer").


                              JURISDICTION
                              ------------

     2.   Jurisdiction is proper in this Court pursuant to  42 P.S. (S) 931(a).


                              THE PARTIES
                              -----------

     3. Representative Plaintiff Peter Cordaro is the owner of 100 Units of Tocor II and has been the owner continuously of such Units since prior to the wrongs complained of herein.
     4. Defendant Centocor is a Pennsylvania corporation with its principal executive offices located at 200 Great Valley Parkway, Malvern, Pennsylvania. Centocor is a biopharmaceutical company founded in 1979 that specializes in the development and the commercialization of monoclonal antibody-based products. Centocor's securities are registered pursuant to Section 12(g) of the Exchange Act. The Common Stock of Centocor trades on the NASDAQ National Market System.
     5. Defendant Tocor II is a British Virgin Islands corporation with its principal executive offices purportedly located at the Todman Building, Main Street, Roadtown, Tortola, British Virgin Islands. Tocor II is subject to the jurisdiction of this Court since it conducts and transacts business in the State of Pennsylvania. As set forth below, Tocor II was initially organized by Centocor, and the two entities are highly interrelated. All of Tocor II's officers are full-time employees of defendant Centocor. Dominic J. Caruso ("Caruso") is presently Chief Accounting officer of Centocor and Treasurer of Tocor II. George D. Hobbs, Esquire is the Secretary of both companies (and also the Vice President and Corporate Counsel of Centocor). Moreover, the most recent annual meeting of the shareholders of Tocor II was held on June 30, 1993 at Centocor's offices at the Great Valley Corporate Center, Malvern, Pennsylvania. Tocor II does not maintain staff or occupy any facilities other than office facilities and as such, is heavily dependent on Centocor. The Callable Common Stock of Tocor II (the "Tocor Stock") is registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Tocor II Units trade on the NASDAQ National Market System.
     6. Defendant Hubert J. P. Schoemaker ("Schoemaker") is Chairman of the Board of Tocor II. He is also Chairman of the Board of Centocor and President of Centocor since its formation. Schoemaker's salary as Centocor's Chairman of the Board was $352,000 for 1992. As of December 31, 1992, Schoemaker held 389,000 exercisable options and 175,000 unexercisable options for Centocor common stock. He also held 741,000 shares of Centocor stock as of September 30, 1993. As of May 17, 1993, Schoemaker owned no Tocor II Stock.
     7.   Defendant Stelios Papadopoulos ("Papadopoulos") is a director of Tocor
II. He is also the Managing Director and Head of the Health Sciences Investment Banking Group for PaineWebber Incorporated, Inc. ("PaineWebber"). PaineWebber and Hambrecht & Quist, Incorporated ("H&Q") acted as co-lead underwriters of Tocor II's and Centocor's public offering of the Tocor II Units (defined in
(P) 27 below) (the "Offering"). PaineWebber has been involved with nearly all of Centocor's equity offerings and other material financing transactions, several research and development partnerships, and the development of a share purchase rights plan for Centocor's Board of Directors. PaineWebber also actively trades the equity and derivative securities of both Centocor and Tocor II and at times holds long or short positions in such securities. PaineWebber also acts as a market maker and broker in the publicly traded securities of Centocor and Tocor II and receives compensation in connection therewith, and also provides research coverage for both companies. Papadopoulos participated directly in all of PaineWebber's work for Centocor and Tocor II.

Papadopoulos, as of May 17, 1993, owned 17,000 shares of Tocor II Stock.
     8. Defendant Marc Feldmann ("Feldmann"), at all relevant times, has been a director of Tocor II. Feldmann provides consulting services to Centocor at its Malvern, Pennsylvania facility under a consulting agreement which paid him $16,000 per year until July 11, 1993, when Feldmann's compensation was increased to $32,000 per year for only 4 to 6 days work per year. In addition, Centocor supports the research of Feldmann and others at the Kennedy Institute of Rheumatology (the "Institute"). Feldmann is director of the Institute. Such funding is $250,000 per year (4% of its funding), and has amounted to an aggregate of approximately $420,000 since the beginning of 1992. Feldmann, as of May 17, 1993, owned no Tocor II Stock. Feldmann presently holds options to purchase 5,000 shares of Centocor stock at $47.00 per share and expects to receive options to purchase approximately 10,000 shares of Centocor stock at approximately $13.00 per share.
     9. Defendant David Golden ("Golden") is a director of Tocor II. He is also a managing director of H&Q. H&Q acted as a managing underwriter of the public Offering. H&Q also acted as a managing underwriter of public offerings of Centocor stock in 1982, 1986, 1990, and 7.25% Convertible Subordinated Notes in 1991. H&Q also acted as a managing underwriter of units of Tocor, Inc. ("Tocor I"), an affiliate of Centocor (see (P) 25 below) unrelated to
                                       ---
Tocor II, in 1989. Golden participated directly in all of H&Q's work for Tocor II. H&Q actively trades in equity and derivative securities of both Centocor and Tocor II, and at times holds long or short positions in such securities. H&Q may in the future provide additional investment banking or other financial advisory services for Centocor. H&Q also acts as a market maker and broker in the publicly traded securities of Centocor and Tocor II and receives compensation in connection therewith, and also provides research coverage for both companies. Golden, as of May 17, 1993, owned no Tocor II Stock.
     10.    By reason of the positions with Tocor II of the defendants named in
(P)(P) 6 through 9 (the "Individual Defendants"), the Individual
Defendants are in a fiduciary relationship with Representative Plaintiff and all other public Unitholders of Tocor II, and owe Representative Plaintiff and other members of the Class (defined below in (P) 12), the highest obligation of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.
     11. By virtue of Tocor II's dependence and interrelationship with Centocor and Centocor's financial relationships with Tocor II, Centocor is in a fiduciary relationship with Representative Plaintiff and the other public Unitholders of Tocor II and owes them the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.



                        CLASS ACTION ALLEGATIONS
                        ------------------------

     12. Representative Plaintiff brings this action on his own behalf and as a class action, pursuant to Rule 1701 et seq. of the

Pennsylvania Rules of Civil Procedure, on behalf of himself and all holders of the Units, or their successor in interest, who are or will be threatened with deprivation of their equity interest in Tocor II by reason of the Offer (the "Class"). Excluded from the Class are the defendants, any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.

     13. This action is properly maintainable as a class action. A class action provides a fair and efficient method of adjudicating this controversy. The substantive legal claims of the Representative Plaintiff and the Class are identical and will require evidentiary proof of the same kind and application of the same law.
     14. A class action provides a fair and efficient method of adjudicating this controversy. The substantive legal claims of the Representative Plaintiff and the Class are identical and will require evidentiary proof of the same kind and application of the same law.
     15.  The Class is so numerous that joinder of all members in impracticable. As of March 15, 1993, there were approximately 2.25 million
Units outstanding, in the hands of hundreds of beneficial owners.
     16. There are questions of law and fact which are common to the Class, which predominate over questions affecting any individual Class members. The common questions include, inter alia, the following:
                          ----- ----

          (a) Whether the defendants have engaged or will engage in conduct constituting unfair dealing to the detriment of the public Unitholders of Tocor II;
          (b) Whether the transaction is grossly unfair to the public Unitholders of Tocor II;
          (c) Whether the defendants are engaging in self dealing to benefit themselves by proposing the Offer at a grossly unfair price and on unfair terms;
          (d) Whether the plaintiff and other members of the Class will be irreparably damaged when the Offer complained of here is consummated; and
          (e) Whether the defendants have breached or aided and abetted the breach of fiduciary and other common law duties owed by them to the plaintiff and other members of the Class.
     17. Representative Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of the Representative Plaintiff are typical of the claims of other members of the Class and the Representative Plaintiff has the same interest as the other members of the Class. Accordingly, Representative Plaintiff is an adequate representative of the Class and will fairly and adequately protect the interest of the Class.
     18. Representative Plaintiff anticipates that there will be no difficulty in the management of this litigation as a class action.

     19. In view of the complexity of the issues and the expenses of this litigation, the separate claims of individual Class members are insufficient in amount to support separate actions. If their damages are aggregated, however, the amount at issue is significant.
     20. The Representative Plaintiff has an agreement with the undersigned counsel that provides for counsel to advance all reasonable and necessary costs to litigate this action contingent on the success of the action.
     21. Retained counsel are experienced in litigating class actions and have handled many class actions in the state courts and the federal courts. Counsel are handling this case on a contingent basis and will receive compensation for their professional services contingent on the outcome and subject to Court approval.
     22. The defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class of a whole.



                              ALLEGATIONS OF FACT
                              -------------------

     23. In late 1991, Centocor set up Tocor II to serve as a research and development vehicle.
     24. Tocor II was the second time Centocor had set up a separate company to raise money and conduct research.
     25. Centocor created Tocor I in 1989. Centocor and Tocor I sold 2.88 million units in August 1989 to raise $31 million. In

June 1991, Centocor repurchased Tocor I pursuant to a purchase option agreement for $71 million.
     26. Centocor formed Tocor II to engage in research, development and preliminary clinical studies in the field of peptide molecule-based pharmaceutical products for the treatment of human diseases. Virtually all of Tocor II's activities are conducted pursuant to contracts with Centocor. Tocor II has no employees, other than its officers, who are officers of Centocor.
     27. In January 1992, Tocor II and Centocor completed the Offering of 2,250,000 units (the "Units"), each Unit consisting of one share of Tocor II Stock, one Series T Warrant to purchase one share of Centocor's common stock (the "Series T Warrants"), and one Callable Warrant (the "Warrant") to purchase one share of Centocor Stock.
     28. The Offering was managed by PaineWebber, H&Q, The First Boston Corp., and J. P. Morgan Securities Inc.
     29. The Tocor II Stock and both warrants will trade only as units through December 31, 1993, at which time, the Series T Warrants will separate and the Tocor II Stock will continue to trade only as units with the Warrants through December 31, 1995.
     30. As a result of the offering, by which nearly $84 million was raised, Tocor II was contractually obligated to use all of the proceeds to engage Centocor to conduct research, development and preliminary clinical studies in Tocor II's field of activity.
     31. At the time of the Offering, Tocor II and Centocor entered into a technology license agreement ("License Agreement") under which Centocor granted to Tocor II a worldwide, exclusive royalty-free perpetual, fully paid license to proprietary rights owned or controlled by Centocor which were necessary or useful for research, development, manufacture or sale of Tocor II's products. Under this agreement, Tocor II granted to Centocor a worldwide, fully paid, exclusive, royalty free, right and license in proprietary to Tocor II's technology.
     32. Also in January 1992, Tocor II entered into an agreement with Centocor under which Centocor will conduct research and development ("Development Agreement") with respect to Tocor II's products. Under this agreement, Tocor II became obligated to pay Centocor an amount consisting of substantially all of the proceeds of the offering and any interest and other income earned by the temporary investment by Tocor II of its funds.
     33. Also, in January 1992, Tocor II entered into a Services Agreement with Centocor whereby Centocor provides certain management and administrative services to Tocor II on a fully burdened cost reimbursement basis. Centocor is also paid a management fee by Tocor II equal to 10% of such cost incurred.
     34. In connection with the offering and pursuant to a Purchase Option Agreement, Centocor holds an option (the "Purchase Option") exercisable through December 31, 1995, to purchase all of the outstanding shares of the Tocor
Stock. The option price is $58 per share in 1993, $76 per share in 1994, and $107 per share in 1995. Until the termination of the Purchase Option, Tocor II cannot issue additional capital stock, borrow more than $1 million in the aggregate, declare or pay dividends, merge, liquidate or sell all or substantially all of its assets without the approval of Centocor.
     35. The Offering represented a vehicle by which Centocor could tap into equity markets with hybrid securities known as stock and warrant offerings for research and development, or "SWORDs" which allowed it to finance research projects without tarnishing its balance sheet.
     36. In a typical SWORD offering, a biotechnology company creates an affiliate that raises money by selling units consisting of its own stock and warrants for the original company's stock. The affiliate then hands over the offering proceeds to the biotechnology company as payment for research on its behalf.
     37. The affiliate has exclusive rights to drugs and technologies developed through the research it funds, but the biotechnology company holds call options on the affiliate's stock. If the research is successful, the sponsoring company usually buys in the affiliate at the price set by the purchase option price, thus acquiring the rights. Still, the biotechnology company does not directly own the affiliate, so the new company does not show up on its financial statements. If the research is not successful, the sponsoring company does not buy the affiliate.
     38. SWORD investors hope that the research will succeed and the affiliate's stock will be called in, but the warrants act as a safety net in case that does not happen.

     39. SWORD warrants generally have a limited life and are exercisable at set exercise prices.
     40. Investors who buy into such offerings typically experience compounded annual returns exceeding 30%.
     41. The Tocor II Units offered a new wrinkle compared to typical SWORDS, which was a second set of warrants for the sponsoring company's (Centocor) stock. This second set of warrants represents an additional sweetener (compared to typical SWORDS) in case the research efforts did not amount to anything and the affiliate is not bought out.
     42. The first set of warrants stays with the stock, but the second set trades separately after a certain date. These warrants expire if the sponsoring company (Centocor) buys the affiliate.
     43. For the period January 21, 1992 through April 14, 1992, the market price of the Units ranged between $40 and $25.25 per Unit.
     44. On April 14, 1992, financial correspondent Dan Dorfman reported on CNBC that articles scheduled to appear in an upcoming article in the New England
                                                                     -----------
Journal of Medicine would question the viability of Centocor's highly-touted
- -------------------
lead developmental drug Centoxin and criticize how Centocor conducted its Phase III clinical trials for Centoxin. On April 15, Centocor announced that it had been advised by the Food & Drug Administration ("FDA") that there is "insufficient evidence of efficacy for approval at this time of [Centoxin]." As a result thereof, the price of the Tocor II

Units on April 15, 1992, closed at $17 per Unit, down from $25.25 per Unit on April 14, 1992.
     45.  A day later, on April 16, 1992, The Wall Street Journal reported that
                                          -----------------------
"the FDA questioned the way Centocor conducted a major clinical trial of Centoxin and asked the company to submit data from an additional well-controlled trial." It further reported "that since the [FDA advisory] panel met [on September 4, 1991], its staff had learned that the company had revised its protocol for analyzing data in the midst of a trial after looking at interim results, a move the FDA said could have introduced bias into the result."
     46.  On April 20, 1992, Barron's reported the following remarks of one
                             --------
biotechnology analyst describing the Centoxin debacle:

          You can't fool mother nature -- and you shouldn't mess with the FDA, either. That's the clear message from last week's brouhaha at Centocor. The FDA told the company that it hadn't provided clear evidence that its lead drug, HA-1A, or Centoxin, is effective in treating sepsis, an often deadly infection which frequently afflicts surgical patients.
               Last September, an FDA advisory panel had recommended Centoxin for approval. In February, Centocor said the FDA had raised some new questions that might delay approval, but the company didn't provide details. Now the picture is clear.

               "What seems to have emerged is that they may have pulled a fast one on the FDA", explains Jeffrey Casdin, biotechnology analyst at Oppenheimer & Co. "The guy who ran the Centocor trial looked at the preliminary efficacy data, and they filed a revised plan. And that's strictly verboten. So the FDA threw out the revised plan, and once
                   --------                                              ----
          you've
          -------
          been found to have done that, everything is suspect."
          ----------    -------------------------------------

               So the agency used Centocor's original test criteria for examining the data. And, as Casdin notes, one of the primary endpoints Centocor intended to look at under that plan was change in mortality for patients with "gram negative bacteremia" 14 days after administration of the drug. And at that point, the company admits, there was no statistically significant improvement. The company points out that there was evidence of decreased deaths at other points, after three days, seven days, and 28 days -- but the 14 day mark was a key evaluation point in the original plan for the trial. Had Centocor played by the rules. Casdin theorizes, the FDA might have
          ----------------------------------------------------------------------
          been willing to approve the drug anyway.
          ---------------------------------------

               But now, he maintains, Centocor's management has zero credibility
               -----------------------------------------------------------------
          left, and the company will have great difficulty getting the drug
          -----------------------------------------------------------------
          through the approval process without a costly new trial.   (Emphasis
          -------------------------------------------------------
          added).

      47. In 1992, purchasers of the securities of Tocor II and Centocor filed class action complaints alleging violation of Sections 10(b) and 20 of the Exchange Act (the "First Class Action").
      48. On June 2, 1993, the United States District Court for the Eastern District of Pennsylvania (the "Federal Court") approved a settlement of the First Class Action.
     49. Between June 2, 1993, (the settlement of the First Class Action), and January 15, 1993, the market price of the Units traded between $12.75 and $15.75.
     50. On January 18, 1993, Centocor announced that due to excessive mortality rates among patients being treated with its

Centoxin drug, the second Phase III trials of Centoxin had been stopped by the FDA.
     51. As a result of this disclosure, the market price of the Units fell precipitously from a high of $13.50 on January 15, 1993 to a low of $3.50 on January 18, 1993.
     52. In January 1993, securityholders of Centocor filed complaints in the Federal Court against Centocor and certain of its present or former directors and officers alleging violations of Section 10(b) of the Exchange Act (the "Second Class Action").
     53. Since the filing of the Second Class Action, the market price of the Units has risen steadily closing at $23.00 per unit, prior to the announcement of the Offer described in (P) 69 below.
     54.  In the wake of the announcement described in (P) 50 above, in a report dated January 21, 1993 issued over  the  Dow  Jones Newswire, it was
                                                -------------------
reported that Wole Fayemi ("Fayemi"), an analyst with H&Q who follows and reports on both Centocor and Tocor II, upgraded his investment rating on the
Units to "buy" from "neutral".   It was reported that Fayemi felt that the
Units "are significantly undervalued and that investors could reap big returns regardless of whether Centocor exercises the option to buy Tocor II, goes bankrupt or is bought out." It was further reported that Fayemi said that Tocor II "will ultimately be quite valuable to Centocor."
     55. On February 17, 1993, H&Q, one of the underwriters in the Offering, issued an analyst's report with respect to Centocor and Tocor II. With respect to Tocor II, Fayemi indicated that Tocor II compounds might begin Phase I human clinical trials over the next year.
     56. In Tocor II's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, filed with the SEC on March 31, 1993 ("Form 10-K") signed by each of the Individual Defendants, defendants stated in the Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") section:

          ... the cost of pharmaceutical product development is inherently uncertain, and there is no assurance that such funding will be adequate to complete even the initial phases. In such event, the research efforts may not provide sufficient information for Centocor to evaluate when considering the possible exercise of its purchase option pursuant to the Purchase Option Agreement. Pharmaceutical product development is difficult and time consuming and there is no assurance the Company's efforts in this regard will be successful. Therefore, there can be no assurance that Centocor will exercise its purchase option. The ability of Centocor to exercise this option is highly dependent upon the future financial condition of Centocor. If Centocor does not exercise its option to purchase all of the Callable Common Stock of the Company, and if the Company decides to continue the research program, the Company will need to obtain additional funding. Further, if the Company decides to manufacture or market products itself, which is unlikely, the Company will also require substantial additional funds. In any of such events, there can be no assurance that such funds will be available or will be available on reasonable terms.

Defendants failed to disclose in the Report on Form 10-K the possibility that Centocor might seek to acquire all outstanding Units of Tocor II at a price substantially below the applicable exercise price pursuant to the Purchase Option Agreement, or that

Tocor II's Board of Directors would recommend accepting such an offer that was not the result of arms length negotiations or was not based on any independent evaluation of the current value of the Units.
     57. In the MD&A section of Tocor II's Form l0-Q for the Quarter ended March 31, 1993, filed with the SEC on May 17, 1993, signed by defendant Schoemaker, defendants repeated the representations contained in the Tocor II 10-K as described in (P) 56 above. Defendants failed to disclose the possibility that Centocor might seek to acquire all outstanding Units of Tocor II at a price substantially lower than the applicable exercise price pursuant to the Purchase Option Agreement, or that Tocor II's Board of Directors would recommend accepting such an offer that was not the result of arms length negotiations or based on an independent valuation of the current value of the Units.
     58. In the Letter to Shareholders (dated March 26, 1993) in the Tocor II 1992 Annual Report to Shareholders (filed with the SEC on May 19, 1993), signed by defendant Schoemaker, Schoemaker stated that "since Tocor II was formed, we have made steady progress towards the Company's goal of creating therapeutic
          ---------------
pharmaceuticals based on small peptides ...    In summary, 1992 was a year of

solid achievement for Tocor II's research program."  (emphasis added). In the
- -----------------
MD&A section of the Annual Report, defendants repeated the representations set forth in (P) 56 above. Defendants failed to disclose the possibility that Centocor might seek to acquire all outstanding Units of Tocor II at a price substantially below the applicable exercise price pursuant to the Purchase Option Agreement, or that Tocor II's Board of Directors would recommend accepting such an offer that was not the result of arms length negotiations or was not based on any independent evaluation of the current value of the Units.
     59. In June 1993, Centocor announced a marketing and distribution deal with Eli Lilly & Co., effecting its drug CentoRx. In connection with this announcement, on July 19, 1993, the Dow Jones Newswire reported that Fayemi felt
                                    ------------------
that CentoRx had the potential to drive impressive earning growth over the next few years.
     60. In an H&Q July 19, 1993 analyst report, Fayemi also upgraded his investment grading of Tocor II to "strong buy" from "buy," asserting that it appears more likely than ever that Centocor would eventually exercise its option to acquire all of Tocor II at the target prices set forth in the Purchase Option Agreement. A Dow Jones Newswire story reporting Fayemi's analysis noted that "Centocor isn't permitted to buy just a portion of the Tocor II shares; it would
have to swallow the Unit whole or not at all."   Fayemi also stated that "Tocor
                                                 ------------------------------
II has effectively become Centocor's entire internal R&D effort." According to
- ---------------------------------------------------------------
Fayemi, Tocor II had about $63 million, or $28 a share, in cash. Fayemi further stated: "The progress which has been made on the $30 million spent to date has been nothing short of phenomenal ... in just over one year, the lead program has grown to several thousand compounds, the first of which is rapidly approaching clinical trials, the other programs are not too far behind." Fayemi further indicated that Centocor's improving financial condition would make it possible for Centocor to exercise the Purchase Option when it chooses to do so.
     61. In the MD&A section of Tocor II's Quarterly Report on Form 10-Q for the period ended June 30, 1993, filed with the SEC on August 3, 1993, signed by defendant Schoemaker, defendants repeated the representations set forth in
(P) 56 above. Defendants failed to disclose the possibility that Centocor might seek to acquire all outstanding Units of Tocor II at a price substantially below the applicable exercise price pursuant to the Purchase Option Agreement, or that Tocor II's Board of Directors would recommend accepting such an offer that was not the result of arms length negotiations or was not based on any independent evaluation of the current value of the Units.
     62. On September 17, 1993, Centocor announced that its signed a letter of intent with Wellcome, PLC ("Wellcome") to form an alliance for the development and marketing of some of Centocor's monoclonal antibody-based agents for the treatment of cancer.
     63. As a result of the announcement made in (P) 62 above, on September 20, 1993, Fayemi upgraded his investment rating on Centocor to "strong buy" from "buy." In doing so, Fayemi commented that the "recent financial strides the encouraging clinical progress with CentoRx and Panorex and other upcoming milestones have taken much of the risks out of the Centocor story."

     64.  On September 20, 1993, the Dow Jones Newswire reported that Centocor
                                     ------------------
expected to move some of the Tocor II compounds to clinical trials.
     65. On October 12, 1993, Centocor announced encouraging results in its initial human test of its Panorex anti-cancer treatment.

a report stating that Centocor's then lead product, CentoRx, appears on track to be the dominant product in its class, that Panorex appears promising and that CenTNF showed good early clinical results.
     67. On November 5, 1993, Centocor announced that it had signed agreement with the respect to the alliance described in (P) 62 above with Wellcome. Pursuant to that agreement, Wellcome will pay Centocor $20 million in exchange for two million shares of newly issued Centocor stock, a $10 million non-refundable license fee, and may make future payments of up to $70 million based on milestones and acquisition of certain manufacturing technologies.
     68. In the MD&A section of Tocor II's Quarterly, Report on Form 10-Q for the period ended September 30, 1993, filed with the SEC on November 15, 1993, signed by defendant Schoemaker, defendants repeated the representations set forth in (P) 56 above. Defendants failed to disclose the possibility that Centocor might seek to acquire all outstanding Units of Tocor II at a price substantially below the applicable exercise price pursuant to the Purchase Option Agreement, or that Tocor II's Board of Directors would recommend accepting such an offer that was not the result of arms length negotiations or was not based on any independent evaluation of the current value of the Units.
     69. On December 10, 1993, Centocor announced the Offer. Pursuant to the Offer, Centocor would make an exchange offer for all the outstanding Units of Tocor II, pursuant to which Centocor would offer $40.00 per Tocor II Unit, payable in Common Stock of Centocor based on the average closing price of the Centocor Stock for the 30 trading days immediately preceding the fifth trading day prior to the expiration of the offer, provided that the number of shares issued per Unit would not be less than 2.73 nor greater than 3.20. Given these conditions, the actual value of the offer may be less than the $40 announced by Centocor and Tocor II. As of December 9, 1993, the "equivalent market value" under this formula was only $36.50.
     70. Also on December 10, 1993, in a separate announcement, Tocor II said that its Board of Directors unanimously recommended that holders accept the Offer and tender their Units. Caruso was listed as the "contact" on both the Centocor News Release and the Tocor II Release with Centocor's corporate communications telephone number (215) 889-4447 listed on each Release.
     71. In recommending that the Offer be accepted, the Tocor II Board purportedly relied upon the recommendation of a "Special Committee of the Board". The "Special Committee" consists of individual defendants Feldmann, Golden and Papadopoulos.

     72. All of the executive officers of Tocor II are also executive officers of Centocor, and Schoemaker, the Chairman of the Board of Tocor II, is the Chairman of the Board of Centocor. In addition, the directors of Tocor II who are members of the Special Committee maintain certain special relationships with Centocor and Tocor II. Feldmann has been a scientific consultant for Centocor since July 1991 and receives certain consulting fees (previously $16,000 per year, increased to $32,000 per year in July 1993) from Centocor for only 4 to 6
                                                                ---------------
days work per year.  He also directs a division of the Institute, which receives
- ------------------
approximately 4.0 percent of its annual funding, $250,000, from Centocor. The Institute has received approximately $420,000 in funding from Centocor since the beginning of 1992. Feldmann holds options in Centocor Stock as described in
(P) 8 above. Golden is a Managing Director of H&Q, the purported "financial advisor" to the Tocor II Special Committee evaluating the offer. H&Q has provided extensive financial advisory services to both Centocor and Tocor II. Papadopoulos is a Managing Director at PaineWebber. PaineWebber has provided extensive financial advisory services to both Centocor and Tocor II. See
                                                                      ---
(P) 7 above.
     73. The Special Committee's consideration of the offer was grossly inadequate. The Special Committee heard reports from its "legal and financial advisors" for the first time on December 2 or 3, 1993 at Centocor's offices in Malvern, PA.
     74. The Special Committee did not formally engage H&Q to act as "exclusive financial advisor" until December 8, 1993. Tocor II did not sign the engagement letter until December 10, 1993. Dennis J. Purcell, a Managing Director of PaineWebber signed the engagement letter on behalf of Tocor II. Pursuant to its engagement as "exclusive financial advisor", H&Q "earned" $250,000 upon delivery of its initial "Fairness Opinion" and an additional $250,000 upon Tocor II's filing of a Schedule 14D-9 with the SEC. Moreover, H&Q will "earn" an additional $100,000 for each additional "Fairness Opinion."
     75. H&Q's "Fairness Opinion" was delivered to Tocor II's "Special Committee" on December 10, 1993. Tocor II's Schedule 14D-9 was also filed on December 10.
     76. Thus, H&Q "earned" $500,000 -- paid by Tocor II -- only two days after its formal engagement by the "Special Committee." The amount paid to H&Q was excessive and exorbitant given the nature of the transaction, the amount of work actually performed by H&Q, the amount of time spent by H&Q in connection with its "Fairness Opinion", common practice and typical fees paid for such work, especially in light of H&Q's extensive prior work and relationship with Centocor and Tocor II.
     77. In connection with H&Q's work in formulating its Fairness Opinion, for which it has already "earned" $500,000 H&Q did not:
                                               ---
          (a) solicit third party indications of interest in acquiring all or any part of Tocor II;
          (b) prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Tocor II or Centocor, rather H&Q simply "assumed" that the financial forecasts and projections provided by Centocor and Tocor II reflected the best available information;
          (c) perform an analysis relating to the value of Tocor II that purported to be an appraisal or to reflect the price at which Tocor II might actually be sold;
          (d) determine what a third party might be willing to pay for Tocor II in the absence of the restrictions set forth in the Purchase Option Agreement and Licensing Agreement described in (P)(P) 31 and 34 above;
          (e) conduct a purely quantitative of similarly situated companies purportedly because analysis of such companies is necessarily dependent on qualitative assessments; and
          (f) provide any significant advise to the Special Committee before December 2 or 3, 1993, or begin its work in connection with the "Fairness Opinion" earlier than approximately three weeks prior to the offer.
     78. In connection with its fairness opinion, H&Q heavily relied on a comparison of the premium paid in the repurchases of other SWORD companies (specifically, the repurchase of Tocor I by Centocor; of BioElectric Systems, Inc. by Alza Corp; of Receptech by Immune Corp.; and of certain segments of Neozyme Corp. by Genzyme Corp.) as compared to the "premium" offered in connection with the Exchange Offer for Tocor II Units. However, in each of those other SWORD transactions the repurchase occurred at the purchase option price established when the SWORD vehicle was first set up. In contrast, pursuant to the Offer at issue, Centocor (with the complicity of the Individual Defendants) is attempting to repurchase Tocor II Units on the cheap at a price substantially below the price established in the Purchase Option Agreement.
     79. H&Q relied on all reports of Centocor and Tocor II without any regard to the accuracy (or lack thereof) of such reports despite the serious allegations set forth in the First Class Action (which was settled for a total of $23 million in the aggregate) and the Second Class Action alleging that Centocor and Tocor II made misrepresentations and omissions of material facts in their publicly disseminated reports and statements.
     80. In addition, H&Q expressed no opinion whatsoever as to the fairness of the transaction with respect to any Unitholder who does not participate in the Offer. The market price of non-tendered Units will be adversely affected after termination of the Exchange Offer because the Exchange Offer will significantly reduce the float (the number of Units outstanding and available for trading).
     81. Defendants set up Tocor II with certain restrictions, including those contained in the License Agreement and Purchase Option Agreement with Centocor which effectively prevent Tocor II from offering itself to bids from third parties to compete with Centocor's Offer.

     82. Thus, Centocor was the only entity from which Tocor II could receive any offer, and therefore Centocor was in a monopolistic bargaining position.
The $40 per Unit price "negotiated" by the Special Committee presumably represents a discount from the price that would have been offered by third parties in the absence of Centocor's monopolistic bargaining position and the contractual conditions -- set up by defendants -that gave Centocor such a monopolistic bargaining position. The Special Committee has not made any
                                                             ---
representation that the Offer maximizes Unitholder value or that it represents the highest price per Unit that could be achieved if third parties could submit competing bids for Tocor II without the constraints imposed by the contractual agreements with Centocor.
     83. The structure of the Offer was conceived of and suggested by Caruso, who is the Chief Accounting Officer for Centocor while at the same time serves as the Treasurer for Tocor II. Also heavily involved in the "negotiations" that lead up to the offer was Dennis Purcell, a Managing Director of PaineWebber.
     84. The Offer is in furtherance of a plan and scheme which, if its consummation is not enjoined, will result in the unlawful elimination of the public Unitholders of Tocor II at a grossly inadequate price.
     85. As demonstrated by the Purchase Option and Centocor's prior conduct in connection with the formation and subsequent repurchase of Tocor I, representations made by defendants in Tocor II's quarterly and annual reports filed with the SEC and omissions therein, and typical practice in connection with SWORDs including the SWORD transactions purportedly analyzed by H&Q, it had been contemplated by members of the Class and the investment community that Centocor would acquire the public securities of Tocor II, if at all, at prices much in excess of the amount being offered pursuant to the Offer.
     86. The consideration offered to the Class pursuant to the Offer is unfair and grossly inadequate because among other things, the price is not the result of arms length negotiations and is not based upon any independent evaluation by Centocor or Tocor II of the current value of the Units or Tocor II's assets and was fixed arbitrarily by Centocor with the assistance of the Individual Defendants as part of a plan to obtain Tocor II at the lowest possible price and to obtain for itself benefits disproportionate to that to be received by the Class.
     87. Because the defendants are in possession of corporate information concerning Centocor's and Tocor II's future financial prospects, the degree of knowledge and economic power between the defendants and the Class is unequal, making it grossly and inherently unfair for the defendants to obtain ownership of Tocor II's assets from the public securityholders at the unfair and inadequate prices which the defendants have set.
     88.  In its December 20, 1993 issue Forbes published a highly favorable
                                         ------
article about the progress of Centocor's autoimmune disease research and its potential to provide relief for arthritis victims. The article notes that Centocor has "picked up the pieces and used them to go after a much bigger piece" and that "time is on Centocor's side and the price is large."


                                    COUNT I
                            BREACH OF FIDUCIARY DUTY
                            ------------------------

     89. The averments of (P)(P) 1 through 88, inclusive, are incorporated herein.
     90. By (a) offering a grossly inadequate price for the Units (b) recommending the acceptance of such offer (c) failing to conduct an independent analysis of the fairness of the offer (d) failing to fully apprise themselves fully of the maximum value of Tocor II (e) failing to consider the fairness of the Offer to Unitholders who do not participate in the Offer (f) failing to maximize shareholder value by recommending the acceptance of the Offer after creating circumstances under which competing bids could not be solicited and without waiting until such bids could be solicited and (g) failing to provide full disclosure of all material facts, the defendants are seeking to coerce the Class into approving the Offer, and have violated their duties to the Class.
     91. By reason of the foregoing, the defendants have breached and continued to breach their duties to the Class and are engaging in improper overreaching and wrongful and coercive conduct in attempting to carry out the Offer.
     92. By reason of the foregoing, the Individual Defendants have violated their fiduciary duties to the Class in that they have failed to maximize Unitholder value and have otherwise failed to take other steps to protect the interest of the Class. Moreover in view of the fact that Individual Defendants are affiliated with Centocor and will continue to receive substantial benefits from Centocor, the Individual Defendants are incapable of responding to the Offer in a manner designed to advance the interest of the Class.
     93. Plaintiff and the Class will suffer irreparable damage unless the defendants are enjoined from breaching their fiduciary duties and from carrying out the Offer.
     94.  Plaintiffs have no adequate remedy at law.


                               PRAYER FOR RELIEF
                               -----------------
     WHEREFORE, Representative Plaintiff, on behalf of himself and all others similarly situated, respectably requests that the Court grant the following relief:
          (a)  Declaring this action to be a proper class action;
          (b) Enjoining, preliminarily and permanently, the Offer under the terms presently proposed; and requiring the defendants to make fair disclosure of all material facts to the Class before the completion of any unlawful acquisition;
          (c) Establishing a truly "independent special committee" and engaging a truly independent and objective financial advisor to impartially determine whether the terms of the Offer are fair to the Class;

          (d) To the extent, if any, that the Offer complained of is consummated prior to the entry of this Court's final judgment, rescinding such transaction, and/or awarding damages including but not limited to rescissory damages;
          (e) Directing that the defendants pay to plaintiff and the Class all damages caused to them and account for all profits and special benefits obtained as a result of their unlawful conduct;
          (f) Awarding to plaintiff, the cost and disbursements of this action, including a reasonable allowance for the fees and expenses of plaintiffs' attorneys' and experts' fees; and
          (g) Granting such other and further relief as may be just and proper in the premises.

DATED:    December 23, 1993   CHIMICLES, BURT & JACOBSEN


                              By: /s/ NICHOLAS E. CHIMICLES
                                  -------------------------
                                  Nicholas E. Chimicles
                                  (I.D. No. 17928)
                                  Steven A. Schwartz
                                  (I.D. No. 50579)
                                  One Haverford Center
                                  361 West Lancaster Avenue
                                  Haverford, PA  19041
                                  (215) 642-8500

                              Attorneys for the Representative
                                  Plaintiff and the
                                  Class Plaintiffs

Of Counsel:

ZWERLING, SCHACHTER & ZWERLING
Robert S. Schachter
Mary E. Neu
767 Third Avenue
New York, NY  10017
(212) 223-3900

GOODKIND LABATON RUDOFF & SUCHAROW
Lawrence A. Sucharow
100 Park Avenue
New York, NY  10017
(212) 907-0700

KENNETH A. ELAN
291 Broadway, Suite 1501
New York, NY  10007
(212) 619-0261

                                  VERIFICATION

     PETER CORDARO verifies that he is a plaintiff in this action and that the facts set forth in the foregoing Complaint are true and correct to the best of his knowledge, information, and belief. This statement is made subject to the penalties for unsworn falsification to authorities, 18 Pa. C.S. (S) 4904.


Dated:  December 15, 1993         /s/ PETER CORDARO
                 --               ----------------------
                                  PETER CORDARO